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                                                                  EXHIBIT 10.17

             FIRST AMENDMENT TO EXCLUSIVE LEASE REFERRAL AGREEMENT

         This First Amendment (the "Amendment") is by and between Mitcham Industries, Inc., a Texas corporation ("Mitcham") and Pelton Company, Inc., an Oklahoma corporation ("Pelton"), modifying by written agreement certain provisions of that certain Exclusive Lease Referral Agreement between Mitcham and Pelton dated May 14, 1996 (the "Agreement").

         For good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, Mitcham and Pelton agree as follows:

         1. For purposes of the Agreement, the term "Lease" shall be defined as a contract having a term of no more than one year by which the Products are conveyed to a third party for a specified amount of rent.

         2. The Agreement is amended by deleting the last sentence of paragraph 8 of the Agreement.

         3. The Agreement is amended by deleting paragraph (c) in Section 20 of the Agreement and by adding the following paragraph as Section 20(c) of the Agreement:

                 (c) The insolvency of Mitcham; or if Mitcham is adjudicated bankrupt or insolvent; or the filing of a voluntary bankruptcy or reorganization petition by Mitcham; or the failure of Mitcham to vacate an involuntary bankruptcy or a reorganization petition filed against Mitcham within 15 days of the date of such filing; or any transfer of this Agreement by merger, consolidation or liquidation; or if Billy F. Mitcham, Jr. no longer owns at least 250,000 shares of common stock, par value $0.01 per share, of Mitcham; or if any competitor of Pelton owns, directly or indirectly, whether issued or rights to acquire, more than five percent of Mitcham's outstanding capital stock on a fully-diluted basis;

         4.      This Amendment makes no other changes to the Agreement.

         5. The Agreement is ratified and confirmed as being in full force and effect in accordance with its terms and provisions, as amended by this Amendment.

         Executed to be effective this the 15th day of January 1997.


                                        Pelton:

                                        Pelton Company, Inc.


                                        By: /s/ K. L. MITCHELL
                                           ------------------------------------

                                           K. L. Mitchell, President
                                           ------------------------------------
                                           (Name Printed) (Title)

                                        Mitcham:

                                        Mitcham Industries, Inc.


                                        By: /s/ BILLY F. MITCHAM, JR.
                                           ------------------------------------
                                           Billy F. Mitcham, Jr., President